Exhibit 5.2

Dykema Gossett PLLC 400 Renaissance Center Detroit, MI 48243 WWW.DYKEMA.COM

April 8, 2013

Credit Acceptance Corporation

25505 West Twelve Mile Road

Southfield, MI 48034

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Credit Acceptance Corporation, a Michigan corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement” and the prospectus contained therein the “Prospectus”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is to be attached as an exhibit. The Registration Statement relates to the offering and sale from time to time by the Company, of the Company’s:

•	common stock (the “Common Stock”);

•	preferred stock (the “Preferred Stock”);

•	debt securities (the “Debt Securities”) to be issued in one or more series under an indenture to be entered into between the Company and a trustee (the “Indenture”);

•

warrants representing rights to purchase Common Stock, Preferred Stock, Debt Securities, or other securities (the “Warrants”) pursuant to one or more warrant agreements to be entered into between the Company and the purchaser or a trustee or bank as warrant agent (each, a “Warrant Agreement”); and

•

any of the foregoing as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”)

(the Common Stock, Preferred Stock, Debt Securities, Warrants and Indeterminate Securities are referred to herein collectively as the “Securities”). The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act. The Registration Statement also relates to sales of Common Stock by selling securityholders (“Selling Securityholders”) to be identified in a supplement to the Prospectus (a “Prospectus Supplement”), in a post-effective amendment to the Registration Statement or in filings the

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Credit Acceptance Corporation

<April 8, 2013>

Company makes with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement. Shares of Common Stock to be offered from time to time by Selling Securityholders pursuant to the Registration Statement are referred to herein as “Secondary Shares.”

We have relied as to certain matters on information obtained from public officials and officers of the Company. In addition, we have been advised by the Company that:

A. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors or an authorized committee thereof, which will constitute an amendment to the Company’s amended and restated articles of incorporation as in effect at such time (the “Articles”), that such certificate of designation will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, will comply with applicable law, and such certificate of designation will be filed either as an exhibit to a Registration Statement amendment to be filed after the date of this opinion (a “Post-Effective Amendment Exhibit”) or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective (a “Post-Effective 8-K Exhibit”);

B. Any Debt Securities will be issued pursuant to a valid and legally binding Indenture between the Company and a trustee to be named in a supplemental indenture and qualified to act as such under the Trust Indenture Act of 1939, as amended , such Indenture will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, will comply with the Articles, the Company’s bylaws as then in effect (the “Bylaws”) and applicable law, and the form of such Indenture will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit; and

C. Any Warrants will be issued pursuant to one or more valid and legally binding Warrant Agreements, each such Warrant Agreement will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, will comply with the Articles, Bylaws and applicable law, and each such Warrant Agreement (or a form thereof) will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit.

In rendering the opinions set forth below, we have assumed that:

(i) all information contained in the documents reviewed by us is true and correct;

(ii) all signatures, including endorsements, on the documents examined by us are genuine;

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Credit Acceptance Corporation

<April 8, 2013>

(iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv) each natural person signing any document reviewed by us had the legal capacity and competency to do so;

(v) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(vi) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby;

(vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(viii) a definitive purchase, underwriting, agency or similar agreement (a “Transaction Agreement”) with respect to any Securities offered and sold will be valid and legally binding on the parties thereto and will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement;

(ix) prior to the issuance of the Securities, the Company’s Board of Directors or an authorized committee thereof will have adopted resolutions authorizing the issuance of the Securities for any tangible or intangible property or benefit to the Company specified therein deemed adequate by the Board of Directors or such committee, as the case may be (the “Authorizing Resolutions”);

(x) the Securities and the Secondary Shares have been or will be issued for the consideration contemplated by, and otherwise in conformity with, the applicable Authorizing Resolutions and the applicable Transaction Agreement and the Company will have received such consideration;

(x) after the sale of shares of Common Stock or Preferred Stock under the Registration Statement, the total issued and outstanding shares of such class will not exceed the number authorized in the Company’s Articles;

(xi) the Company has available a sufficient number of authorized but unissued and unreserved shares of Common Stock and Preferred Stock to issue all Securities;

(xii) the Company will remain validly incorporated, validly in existence, and in good standing under Michigan law; and

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Credit Acceptance Corporation

<April 8, 2013>

(xiii) appropriate certificates representing shares of Common Stock or Preferred Stock being issued will be duly executed, countersigned and delivered or, if the Company does not issue certificates representing shares of Common Stock or Preferred Stock, the Company will send to the holders of such uncertificated shares the written statement required by Section 336 of the Michigan Business Corporation Act within a reasonable time after issuance.

We have examined the Registration Statement and such other documents, corporate records and instruments and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1. With respect to any shares of Common Stock to be issued by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable when (i) the relevant Authorizing Resolutions have been approved by the Board of Directors or an authorized committee thereof; (ii) the terms of the offer, issuance and sale of the Common Stock have been duly established in conformity with the Company’s Articles and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement, and consideration therefor has been received by the Company as contemplated by the Authorizing Resolutions.

2. With respect to any shares of Preferred Stock to be issued by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable when (i) the relevant Authorizing Resolutions have been approved by the Board of Directors or an authorized committee thereof; (ii) the related certificate of designation approved by the Company’s Board of Directors or an authorized committee thereof has been filed with the Department of Licensing and Regulatory Affairs of the State of Michigan; (iii) the terms of the offer, issuance and sale of the Preferred Stock, and the rights, preferences, privileges and restrictions of the Preferred Stock, have been duly established in conformity with the Company’s Articles and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) shares of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the consideration therefor has been received by the Company as contemplated by the Authorizing Resolutions.

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Credit Acceptance Corporation

<April 8, 2013>

3. With respect to any Debt Securities to be issued by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities, such Debt Securities will be duly authorized when (i) the relevant Authorizing Resolutions have been approved by the Board of Directors or an authorized committee thereof; (ii) the applicable Indenture and any related supplemental indentures have been duly authorized, executed and delivered by each party thereto; (iii) the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture (as amended by any supplemental indentures), the Company’s Articles, Bylaws and Authorizing Resolutions, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Debt Securities have been duly authorized, executed and delivered by each party thereto and such Debt Securities have been duly executed and countersigned or otherwise authenticated in accordance with the applicable Indenture (as amended by any applicable supplemental indentures), and duly issued and sold as contemplated by the Registration Statement; (v) the consideration therefor contemplated by the Authorizing Resolutions has been received by the Company; and (vi) a Form T-1 has been filed with the Commission with respect to the trustee executing any Indenture or any supplemental indenture to such Indenture.

4. With respect to any Warrants to be issued by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants, such Warrants will be duly authorized when (i) the relevant Authorizing Resolutions have been approved by the Board of Directors or an authorized committee thereof authorizing the issuance of such Warrants and Securities for which such Warrants are exercisable; (ii) each Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by each party thereto; (iii) the terms of such Warrants and issuance and sale have been duly established in conformity with the Articles, Bylaws, Authorizing Resolutions and applicable Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) such Warrants have been duly executed and countersigned or otherwise authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the applicable Authorizing Resolutions and the applicable Warrant Agreement; and (v) the consideration therefor contemplated by the Authorizing Resolutions and the Transaction Agreement has been received by the Company.

5. With respect to any Secondary Shares to be offered by Selling Securityholders pursuant to the Registration Statement, such Secondary Shares have been or upon authorization and issuance will be validly issued and are or will be fully paid and nonassessable, if or when (i) the relevant Authorizing Resolutions have been approved by the Board of Directors or an

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Credit Acceptance Corporation

<April 8, 2013>

authorized committee thereof; (ii) the terms of the offer, issuance and sale of the Common Stock have been duly established in conformity with the Company’s Articles and Bylaws and do not and will not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the shares of Common Stock have been duly issued and sold as contemplated by the Authorizing Resolutions and the consideration for the shares of Common Stock as contemplated by the Authorizing Resolutions has been received by the Company.

The foregoing opinions are limited to the substantive laws of the State of Michigan; provided that we express no opinion as to compliance with the securities laws of the State of Michigan. We express no opinion and make no representation with respect to the law of any jurisdiction other than the State of Michigan or as to the enforceability of any agreements or documents purporting to be governed by any law other than by Michigan law.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect. This opinion may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rules, regulations and judicial decisions existing as of the date hereof, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

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Credit Acceptance Corporation

<April 8, 2013>

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/S/ DYKEMA GOSSETT PLLC

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